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Exhibit 10.1

UNIVISION COMMUNICATIONS INC.
INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "Agreement") is made as of the date set forth on the signature page hereto, by and between Univision Communications Inc., a Delaware corporation (the "Company"), and the individual whose name appears below the word "Indemnitee" on the signature page hereto (the "Indemnitee"), a director and/or officer of the Company and/or a wholly-owned subsidiary of the Company ("the Subsidiary").

RECITALS

        A.    The Indemnitee has agreed to serve as a director and/or officer of the Company and/or the Subsidiary and in such capacity has rendered and/or will render valuable services to the Company and/or the Subsidiary.

        B.    The Company has concluded that insurance and statutory provisions may provide inadequate and unacceptable protection to individuals requested to serve as its and/or the Subsidiary's directors and officers.

        C.    To induce and encourage the Indemnitee to serve as a director and/or officer of the Company and/or the Subsidiary, the Company's Board of Directors has decided that this Agreement is not only reasonable and prudent, but necessary, to promote and ensure the best interests of the Company and its stockholders.

AGREEMENT

        In consideration of the continued services of the Indemnitee and in order to induce the Indemnitee to begin and/or continue to serve as a director and/or officer of the Company and/or the Subsidiary, the Company and the Indemnitee agree:

SECTION 1.    DEFINITIONS

        As used in this Agreement:

        "Agent" means a director, officer, employee or agent of the Company and/or a Subsidiary of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise that the Indemnitee served in any of such capacities at the request of the Company and/or a Subsidiary.

        "Change in Control Event" has the same meaning as defined in the Company's 1996 Performance Award Plan (as it has been and may be amended from time to time).

        "Expenses" includes, but is not limited to, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of the Indemnitee, and any expenses of establishing a right to indemnification pursuant to this Agreement, to the extent actually and reasonably incurred by the Indemnitee in connection with any Proceeding. "Expenses" does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against the Indemnitee.

        "Indemnified Costs" means all Expenses, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, appeal, or settlement of any Proceeding.

        A "Potential Change in Control Event" will be deemed to have occurred if:

          (a)   the Company enters into an agreement or arrangement that would constitute a Change in Control Event if consummated;

          (b)   any person (including the Company) publicly announces an intention to take or to consider taking actions that would constitute a Change in Control Event if consummated; or

          (c)   the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control Event has occurred.

        "Proceeding" means any threatened, pending or completed action, suit or proceeding (including appeals thereof), whether brought by or in the name of the Company and/or the Subsidiary or otherwise and whether of a civil, criminal or administrative or investigative nature, in which the Indemnitee is or will be a party because the Indemnitee is or was an Agent, whether or not the Indemnitee is serving in such capacity at the time any liability or Expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

SECTION 2.    INDEMNIFICATION

  2.1    Indemnification in Third Party Actions

        The Company will indemnify the Indemnitee if the Indemnitee becomes a party to or is threatened to be made a party to, or is a witness or other participant in, or is otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company and/or the Subsidiary to procure a judgment in its favor), because the Indemnitee is or was an Agent, against all Indemnified Costs, to the fullest extent permitted by applicable law.

  2.2    Indemnification in Proceedings By or In the Name of the Company and/or the Subsidiary

        The Company will indemnify the Indemnitee if the Indemnitee is a party to, is threatened to be made a party to, is a witness or other participant in, or is otherwise involved in any Proceeding by or in the name of the Company and/or the Subsidiary to procure a judgment in its favor because the Indemnitee was or is an Agent of the Company and/or the Subsidiary against all Indemnified Costs in connection with the defense or settlement of the Proceeding, to the fullest extent permitted by applicable law.

  2.3    Partial Indemnification

        If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of, but not the total amount of, the Indemnified Costs, the Company will nevertheless indemnify the Indemnitee for the portion of the Indemnified Costs to which the Indemnitee is entitled.

  2.4    Indemnification Hereunder Not Exclusive

        The indemnification provided by this Agreement is not exclusive of any other rights to which the Indemnitee may be entitled under the charter documents, any agreement, any vote of stockholders or disinterested directors of the Company and/or the Subsidiary (as applicable), applicable law, or otherwise, both as to action in the Indemnitee's official capacity and as to action in another capacity on behalf of the Company and/or the Subsidiary.

  2.5    Indemnification of Costs of Successful Party

        Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter in the Proceeding, on the merits or otherwise, including, but not limited to, the dismissal of a Proceeding without prejudice (unless such dismissal is based upon a settlement that would not be covered under this Agreement), the Indemnitee shall be indemnified against all Indemnified Costs incurred in connection therewith to the fullest extent permitted by applicable law.

SECTION 3.    PRESUMPTIONS

  3.1    Presumption Regarding Standard of Conduct

        The Indemnitee will be conclusively presumed to have met the relevant standards of conduct as defined by applicable law for indemnification pursuant to this Agreement, unless a determination that the Indemnitee has not met the relevant standards is made by (a) the Board of Directors of the Company by a majority vote of a quorum consisting of directors who are not parties to the Proceedings, (b) the stockholders of the Company by majority vote, or (c) in a written opinion by independent legal counsel, selection of whom has been made by the Company's Board of Directors and approved by the Indemnitee in writing.

        3.2    Determination of Right to Indemnification

        3.2a    Burden.    If a claim under this Agreement is not paid, or caused to be paid, by the Company within 30 days of receipt of written notice, the right to indemnification as provided by this Agreement will be enforceable by the Indemnitee in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate will be on the Company and/or the Subsidiary, if applicable. Neither the failure of the directors, stockholders, or independent legal counsel to have made a determination prior to the commencement of the action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the directors, stockholders, or independent legal counsel that the Indemnitee has not met the applicable standard of conduct, will be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

        3.2b    Standard.    The Indemnitee's Expenses incurred in connection with any Proceeding concerning the Indemnitee's right to indemnification or advances in whole or in part pursuant to this Agreement will be indemnified by the Company regardless of the outcome of the Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in the Proceeding was not made in good faith or was frivolous.

SECTION 4.    ADVANCES OF EXPENSES

        The Indemnified Costs incurred by the Indemnitee in any Proceeding will be paid, or caused to be paid, promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by applicable law. The advances to be made will be paid, or caused to be paid, by the Company to the Indemnitee within 30 days following delivery of the written request by the Indemnitee to the Company, accompanied by substantiated documentation.

SECTION 5.    CHANGE IN CONTROL

        If there is a Change in Control Event or a Potential Change in Control Event of the Company (other than a Change in Control Event or Potential Change in Control Event which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to the Change in Control Event or Potential Change in Control Event) then with respect to all matters thereafter arising concerning the rights of Indemnitee to be indemnified for Indemnified Costs, the Company will seek legal advice only from independent counsel selected by the Indemnitee, and reasonably satisfactory to the Company, and who has not otherwise performed other services for the Company or the Indemnitee within the last three years ("Special Independent Counsel"). The Special

Independent Counsel, among other things, will render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company will pay, or cause to be paid, the reasonable fees and expenses of the Special Independent Counsel.

SECTION 6.    INDEMNIFICATION PROCEDURE

  6.1    Notice

        Promptly after receipt of notice that a Proceeding has commenced, the Indemnitee will, if a claim is to be made under this Agreement, notify the Company and/or the Subsidiary of that fact. The failure to notify the Company will not relieve it from any liability that it may have to the Indemnitee except to the extent of the Company's material damage resulting from such a failure.

  6.2    Company Participation

        The Company will be entitled to participate in any Proceeding at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense of any Proceeding for which indemnification is sought hereunder, with counsel reasonably satisfactory to the Indemnitee. After the Company notifies the Indemnitee of the Company's election to assume the defense of a Proceeding, during the Company's good faith defense the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense of the Proceeding, other than reasonable costs of investigation or as otherwise provided below. The Indemnitee will have the right to employ the Indemnitee's counsel in any Proceeding, but the fees and expenses of the counsel incurred after the Company assumes the defense of the Proceeding will be at the expense of the Indemnitee, unless (a) the employment of counsel by the Indemnitee has been authorized by the Company, (b) the Indemnitee has reasonably concluded that there is be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (c) the Company has not in fact employed counsel to assume the defense of a Proceeding. In each of the foregoing cases the fees and expenses of the Indemnitee's counsel will be at the expense of the Company. The Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or the Subsidiary or as to which the Indemnitee has made the conclusion that there may be a conflict of interest between the Company and the Indemnitee.

  6.3    Subrogation

        If the Company pays, or causes to be paid, Indemnified Costs, the Company will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against third parties. The Indemnitee will do all things reasonably necessary to secure such rights, including the execution of documents necessary to enable the Company or the Subsidiary effectively to bring suit to enforce such rights.

SECTION 7.    LIMITATIONS ON INDEMNIFICATION

        Notwithstanding anything to the contrary in this Agreement, the Company is not required to make payments to:

        (a)   indemnify or advance Indemnified Costs with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under applicable law.

        (b)   indemnify the Indemnitee for any Indemnified Costs for which payment is actually made to the Indemnitee under a valid insurance policy, except for any excess beyond the amount of payment under the policy;

        (c)   indemnify the Indemnitee for any Indemnified Costs sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934 (as amended), the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local law;

        (d)   indemnify the Indemnitee for any Indemnified Costs resulting from Indemnitee's conduct that is finally adjudged by a court of competent jurisdiction to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

        (e)   indemnify the Indemnitee if a court of competent jurisdiction shall finally determine that such payment is unlawful;

        (f)    the Indemnitee will reimburse the Company for all Indemnified Costs paid by the Company or any Subsidiary in defending any Proceeding against the Indemnitee if and only to the extent that a court of competent jurisdiction finally decides that the Indemnitee is not entitled to be indemnified by the Company for such Indemnified Costs under the provisions of applicable law, the charter documents of the Company and/or Subsidiary for which the director or officer serves, this Agreement, or otherwise. The Indemnitee will repay such amounts advanced only if, and to the extent that, it is ultimately determined that Indemnitee is not entitled to be indemnified for such Indemnified Costs by the Company pursuant to this Agreement;

        (g)   the Indemnitee will promptly repay to the Company any amounts paid to the Indemnitee pursuant to other rights of indemnification or under any insurance policy, to the extent those payments are duplicative of payments under this Agreement; or

        (h)   both the Company and the Indemnitee acknowledge that in certain cases Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify the Indemnitee.

SECTION 8.    MAINTENANCE OF LIABILITY INSURANCE

  8.1    Affirmative Covenant of the Company

        While the Indemnitee continues to serve as a director or officer of the Company and/or the Subsidiary, and thereafter while the Indemnitee is subject to any possible Proceeding, subject to subsection 8.2 of this Agreement, the Company will maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from reputable insurers.

  8.2    Exemption from Maintenance of Insurance

        Notwithstanding the foregoing, the Company has no obligation to obtain or maintain D&O Insurance if it determines in good faith that insurance is not reasonably available, the premium costs for insurance are disproportionate to the amount of coverage provided, the coverage provided by insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company. If the Company has D&O Insurance at the time it receives a notice that a Proceeding has commenced, the Company will give prompt notice of such commencement to the insurers as required by the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

SECTION 9.    MISCELLANEOUS

  9.1    Agreement to Serve

        Indemnitee will serve or continue to serve as an Agent of the Company and/or the Subsidiary, as applicable for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee voluntarily resigns. Indemnitee will give written notice to the Company at least thirty (30) days prior to voluntarily resigning.

  9.2    Effect of this Agreement on Employment Agreement

        Any present or future employment agreement between the Indemnitee and the Company is not modified by the terms of this Agreement. Nothing contained in this Agreement creates in the Indemnitee any right of continued employment.

  9.3    Successors and Assigns

        This Agreement is binding upon and inures to the benefit of each party and such party's respective heirs, personal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

  9.4    Separability

        The rights afforded to the Indemnitee by this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company's or applicable Subsidiary's charter documents or agreements, including D&O Insurance policies. Each provision of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law.

  9.5    Savings Clause

        If this Agreement or any portion of it is invalidated on any ground by any court of competent jurisdiction, then the Company will nevertheless indemnify Indemnitee as to Indemnified Costs with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated, or by any other applicable law.

  9.6    Interpretation; Governing Law

        This Agreement is to be construed as a whole and in accordance with its fair meaning. This Agreement is to be interpreted in accordance with the laws of the State of Delaware.

  9.7    Amendments

        Amendments, waivers, consents and approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

  9.8    Counterparts

        This Agreement may be signed in one or more counterparts and by facsimile, and when so signed and delivered will have the same effect as if all signatures appeared on the same document.

  9.9    Expenses; Legal Fees

        Each party will pay its own expenses in the negotiation, preparation and performance of this Agreement. Subject to Section 3.2b, the prevailing party in any action relating to this Agreement will be entitled to reasonable legal fees, costs and expenses incurred in such action.

  9.10    Representation by Counsel; Interpretation

        Each party acknowledges that it has been given an opportunity to be represented by counsel in connection with this Agreement. Any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

  9.11    Specific Performance

        The Company and/or the Subsidiary acknowledge(s) that in view of the uniqueness of the matters contemplated by this Agreement, the Indemnitee would not have an adequate remedy at law for money damages if this Agreement is not being performed in accordance with its terms. The Company and/or the Subsidiary therefore agree(s) that the Indemnitee will be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the Indemnitee may be entitled.

  9.12    Time is of the Essence

        Time is of the essence in the performance of each provision of this Agreement.

  9.13    Settlement

        The Company will not settle or compromise any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's consent. The Indemnitee will not settle or compromise any Proceeding without the Company's consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent or approval under this Agreement.

  9.14    Consent to Jurisdiction

        The Company and the Indemnitee irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement will be brought only in the state courts of the State of Delaware.

  9.15    Notices

        Any notice to be given hereunder must be in writing and will be deemed effective upon personal delivery, upon delivery by confirmed facsimile or electronic transmission (in either case with duplicate original sent by United States mail) or, if sent by United States mail, three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or to another address designated in writing by a party):

      If to Univision Communications Inc.:
      1999 Avenue of the Stars, Suite 3050
      Los Angeles, CA 90067
      Attention: C. Douglas Kranwinkle

      with a copy to:
      6701 Center Drive West, Suite 1600
      Los Angeles, CA 90045
      Attention: Phyllis Verdugo

      If to Indemnitee:
      At the Indemnitee's most recent address on the books and records of the Company.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of                        .

INDEMNITEE

Print Name:

UNIVISION COMMUNICATIONS INC.
By:
Title:

QuickLinks

  Exhibit 10.1
UNIVISION COMMUNICATIONS INC. INDEMNIFICATION AGREEMENT
  SECTION 1. DEFINITIONS
  SECTION 2. INDEMNIFICATION
  SECTION 3. PRESUMPTIONS
  SECTION 4. ADVANCES OF EXPENSES
  SECTION 5. CHANGE IN CONTROL
  SECTION 6. INDEMNIFICATION PROCEDURE
  SECTION 7. LIMITATIONS ON INDEMNIFICATION
  SECTION 8. MAINTENANCE OF LIABILITY INSURANCE
  SECTION 9. MISCELLANEOUS